UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2008
Integrity Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33005	58-2508612

(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)
11140 State Bridge Road, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)
(770) 777-0324
(Registrant’s Telephone Number, including Area Code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective April 30, 2008, Integrity Bancshares, Inc., a Georgia corporation (the “Company”) that is the parent holding company of Integrity Bank, a Georgia state chartered bank (the “Bank”), entered into a Written Agreement (the “Agreement”) with the Federal Reserve Bank of Atlanta (the “FRB Atlanta”) and the Banking Commissioner of the State of Georgia (the “Georgia Commissioner”). The Board of Governors of the Federal Reserve (the “Federal Reserve”) will make a copy of the Agreement available on the “List of Enforcement Actions” page of its Internet website, which is located at www.federalreserve.gov/boarddocs/enforcement/search.cfm. The contents of the Federal Reserve System’s Internet website are not incorporated by reference into, and are not otherwise a part of, this Current Report on Form 8-K (this “Report”).
     The Agreement limits the Company’s ability to receive from the Bank any dividends or any form of payment representing a reduction in capital of the Bank without the prior written approval of the FRB Atlanta and the Georgia Commissioner. The Agreement also limits the Company’s ability to declare or pay any dividends unless (i) such declaration or payment is consistent with the Federal Reserve’s Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies and the Georgia Department of Banking and Finance’s Statement of Policies, and (ii) the Company has received the prior written approval of the FRB Atlanta, the Director of the Division of Banking Supervision and Regulation of the Federal Reserve (the “Director”) and the Georgia Commissioner. The Agreement further limits the Company’s ability to make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the FRB Atlanta, the Director and the Georgia Commissioner. All requests for prior approval must be received by the FRB Atlanta and the Georgia Commissioner at least 30 days prior to the proposed dividend declaration date, the date of any proposed distribution on subordinated debentures and/or the date of any required notice of deferral on trust preferred securities, as applicable, and any such notice must contain certain current and projected consolidated earnings and financial information related to the Bank.
     The Agreement prohibits the Company from (i) incurring, increasing or guarantying any debt, and (ii) purchasing or redeeming any shares of its common stock, in each case, without the prior written approval of the FRB Atlanta and the Georgia Commissioner.
     The Agreement requires that, within 60 days of the Agreement, the Company must submit to the FRB Atlanta and the Georgia Commissioner a written capital plan to maintain a sufficient capital position at the consolidated level and the Bank. The Company must adopt such capital plan within 10 days of the approval of such plan by the FRB Atlanta and the Georgia Commissioner, and subsequently implement the provisions of the approved plan. During the term of the Agreement, the approved capital plan may not be amended or rescinded without the prior written approval of both the FRB Atlanta and the Georgia Commissioner. The Company’s Board of Directors must, within 15 days after the end of each calendar quarter, submit a written progress report to the FRB Atlanta and the Georgia Commissioner detailing the actions taken to secure the Company’s compliance with the Agreement.
     The Agreement also requires the Company to request and obtain the approval of the Georgia Commissioner prior to the appointment of any new director or senior executive officer, or changing the responsibilities of any senior executive officer. The Company must comply with the notice provisions of Section 32 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) and Subpart H of the Federal Reserve’s Regulation Y, and further comply with the restrictions on indemnification and severance payments set forth in Section 18(k) of the FDI Act and Part 359 of the Federal Deposit Insurance Corporation’s (the “FDIC”) regulations.
     The Agreement does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion. Banking products and services, hours of business, Internet banking, and free worldwide ATM usage will all be unaffected. The Bank’s deposits will remain insured by the FDIC to the maximum allowed by law. The Agreement will remain effective and enforceable until stayed, modified, terminated or suspended by the FRB Atlanta and the Georgia Commissioner.
Item 8.01. Other Events.
     On April, 30, 2008, the Bank filed with the FDIC the Bank’s Report of Condition and Income (the “Call Report”) for the quarter ended March 31, 2008. During the first quarter of 2008, the Bank continued to experience significant deterioration in its asset quality, in large part due to the Bank’s concentration in residential and commercial development loans, which have been negatively impacted by the collapse of the real estate market, particularly in the Bank’s market area. As reported in the Call Report, the Bank reported that it had $262 million of loans that were classified as nonaccrual at March 31, 2008. Of the Bank’s nonaccrual loans at March 31, 2008, approximately $199 million, or 76%, of those loans were secured by 1 to 4 family residential construction properties.
     The Call Report also reflected the Bank's net losses of $9.6 million from operations for the quarter ended March 31, 2008, and that the Bank recorded a provision for loan losses of $4.9 million and $175 thousand of actual loan losses during that period. Despite the losses recorded in the first quarter, the Bank remained adequately capitalized under applicable bank regulatory standards at March 31, 2008. The Call Report reflected that, at March 31, 2008, the Bank had other real estate owned totaling $6.5 million. The Call Report reflected total assets of $1.2 billion.
     The information presented above is preliminary and unaudited, is excerpted from the Bank’s Call Reports, which are filed solely for bank regulatory purposes, and relates only to the Bank, and not to the Company on a consolidated basis. The Bank’s Call Reports can be found on the FDIC’s Internet website, which is located at www.fdic.gov. The contents of the FDIC’s Internet website are not incorporated by reference into, and are not otherwise a part of, this Report.
     As previously announced, the Company has not yet filed its Annual Report on Form 10-K for year ended December 31, 2007 (the “2007 10-K”), due to the recent resignation of its former independent auditors. The Company’s new independent auditors, Carr, Riggs and Ingram, LLC, is in the process of conducting an audit of the Company’s consolidated 2007 results, and, upon the completion of that audit, the Company expects to file its 2007 10-K and announce its year end audited results. At this time, however, the Company is not in a position to announce any financial information relating to the fourth quarter or fiscal year ended December 31, 2007. Moreover, in connection with the delay in completing the audit of the Company’s consolidated financial information as of and for the year ended December 31, 2007, the Company also expects to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and the announcement of the Company’s consolidated results for that period. Until the Company and its independent auditors complete the ongoing audit, the Company will not be in a position to report any additional financial information beyond what is contained in the Call Reports, and you should carefully consider the inherent limitations on the information in the Call Reports (as described herein) before relying upon any such information, as such information is subject to change.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2008	INTEGRITY BANCSHARES, INC.
	By:	/s/ Suzanne Long
Suzanne Long
SVP and Chief Financial Officer